UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2012

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed by YTB International, Inc. (the “Company”) on October 31, 2011, on October 25, 2011, the Company, YTB Travel, Inc. (“YTB Travel”), YTB Travel Network of Illinois, Inc., a wholly owned subsidiary of YTB Travel (“Seller”), and ZamZuu, Inc. (collectively with the Company, YTB Travel and the Seller, the “YTB Parties”), entered into an asset purchase agreement (the “Agreement”), with Sixth Scott, LLC (“Sixth Scott”), a non-affiliated third party, and First Travel Alliance, LLC, a wholly owned subsidiary of Sixth Scott (together with Sixth Scott, the “Purchaser”). Pursuant to the terms of the Agreement, the Seller agreed to sell to Purchaser the contracts, agreements and licenses (the “Assets”) held by the Seller in relation to the YTB Parties’ business of creating, selling and supporting online travel booking websites to subscribers through websites and otherwise selling travel through various means (the “Business”).  The closing of the transaction, which, pursuant to the terms of the Agreement, was to take place no later than January 31, 2012, did not occur.

On February 24, 2012, the Seller and the Purchaser entered into an amended and restated asset purchase agreement (the “Amended and Restated Agreement”), effective March 1, 2012 relating to the sale of the Assets by Seller to Purchaser.  Pursuant to the terms of the Amended and Restated Agreement, Seller agreed to sell, assign, transfer and convey the Assets to Purchaser.  In consideration of the transfer of the Assets, Purchaser agreed to pay Seller, during the term of the Amended and Restated Agreement, on a monthly basis, an amount equal to the applicable earn out rate (which is 45% from March 1, 2012 through February 28, 2014; 35% from March 1, 2014 through February 28, 2017; and 25% from March 1, 2017 through the remainder of the term of the Amended and Restated Agreement), multiplied by net travel revenues, or the dollar amount of all travel revenues received by Purchaser during such month other than revenues received from Royal Caribbean Cruise Lines, less the amount of commissions payable to qualified subscribers with respect to the travel revenues generated by such qualified subscribers during such month, less standard or excess costs, generated during the applicable month, which amount may be adjusted as set forth in the Amended and Restated Agreement.

In addition, the YTB Parties agreed to engage the Purchaser as the sole and exclusive provider to the YTB Parties and their affiliates of all travel related services anywhere in the world other than Canada during the term of the Amended and Restated Agreement. The Amended and Restated Agreement shall continue until terminated by one of the parties thereto pursuant to the terms of the Amended and Restated Agreement.

Purchaser may offer employment to certain YTB Travel employees, as provided in the Amended and Restated Agreement, and the YTB Parties will use all commercially reasonable efforts to encourage those employees to accept employment with the Purchaser.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2012, Jeremy W. Hemann submitted his resignation as Chief Financial Officer of the Company, effective March 14, 2012.  Effective March 14, 2012, Robert M. Van Patten, the Company’s Chief Executive Officer, will serve as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: March 1, 2012	By:	/s/ Robert M. Van Patten
Name: Robert M. Van Patten
Title: Chief Executive Officer

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